UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) August 2, 2005

                           TITANIUM METALS CORPORATION
 -------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

Delaware                                  0-28538               13-5630895
     ---------------------------------------------------------------------------
(State or other jurisdiction             (Commission           (IRS Employer
 of incorporation)                        File Number)       Identification No.)

1999 Broadway, Ste. 4300, Denver, Colorado                               80202
 (Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code        (303) 296-5600
                                                 -------------------------------


 -------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Section 1 - Registrant's Business and Operations

  Item 1.01Entry into a Material Definitive Agreement.

     On August 2, 2005, Titanium Metals Corporation ("TIMET") entered into an agreement for the purchase and sale of titanium products (the "Supply Agreement") with The Boeing Company ("Boeing"). There is no material relationship between TIMET and Boeing other than in respect of the Supply Agreement described herein.

     The Supply Agreement was effective as of July 1, 2005 and, unless extended by the parties, will expire December 31, 2010. The Supply Agreement provides, among other things, for mutual annual purchase and supply commitments by both parties, for continuation of the existing buffer inventory program currently in place for Boeing and for certain improved product pricing over the levels applicable in that certain Purchase and Sale Agreement (for Titanium Products) between The Boeing Company, acting through its division, Boeing Commercial Airplanes, and Titanium Metals Corporation (as amended and restated effective April 19, 2001) (the "Prior Agreement").

     In addition, the Supply Agreement provides for the termination of the Prior Agreement's take-or-pay arrangement which would otherwise have continued in effect through the end of 2007. Under the take-or-pay arrangement, at the outset of each year Boeing would pay TIMET $28.5 million (less $3.80 per pound of titanium product purchased by Boeing's subcontractors during the preceding year). Then, during a contract year, TIMET would effectively collect from Boeing $3.80 per pound less than the Prior Agreement's stated price for each pound of titanium purchased by Boeing. Under the Supply Agreement, commencing in 2006, this take-or-pay mechanism will be replaced with an annual makeup payment early in the following year in the event Boeing purchases less than its annual volume commitment in any year. Finally, as part of the Supply Agreement, Boeing will provide support for TIMET's sponge production operations under certain circumstances.

     The Supply Agreement will be filed as an Exhibit to TIMET's Quarterly Report on Form 10-Q for the quarter ending September 30, 2005, and portions of the Supply Agreement will be omitted pursuant to a request for confidential treatment. The foregoing summary of the Supply Agreement is qualified in its entirety by reference to all of the terms of the Supply Agreement.

Item 1.02            Termination of a Material Definitive Agreement.

     On August 2, 2005, contemporaneously with entering into the Supply Agreement, TIMET terminated the Prior Agreement, which termination was effective as of July 1, 2005. Under the terms of the Prior Agreement, in 2002 through 2007, Boeing would advance to TIMET $28.5 million less $3.80 per pound of titanium product purchased by Boeing's subcontractors under the Prior Agreement during the preceding year. Beginning in 2006, Boeing's obligation to advance the $28.5 million is being terminated and replaced with the annual makeup payment under the Supply Agreement described in Item 1.01 above. Effective July 1, 2005, the Prior Agreement's purchase and supply obligations and product pricing are being terminated and replaced by the Supply Agreement's purchase and supply obligations and product pricing. The Prior Agreement would have expired by its terms on December 31, 2007. The Prior Agreement is attached hereto as Exhibit
10.1 (portions of the Prior Agreement were omitted pursuant to a request for confidential treatment) and is incorporated herein by this reference, and the foregoing summary of the Prior Agreement is qualified in its entirety by reference to all of the terms of the Prior Agreement.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

           (c) Exhibits.


Item No.            Exhibit Index
--------            ------------------------------------------------------------

10.1* Purchase and Sale Agreement (for Titanium Products) between The Boeing Company, acting through its division, Boeing Commercial Airplanes, and Titanium Metals Corporation (as amended and restated effective April 19, 2001), incorporated by reference to Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended on June 30, 2002.

     * Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 TITANIUM METALS CORPORATION
                                (Registrant)

                                /s/ Matthew O'Leary
                                Matthew O'Leary
                                Corporate Attorney and Assistant Secretary



Date: August 3, 2005

                                INDEX TO EXHIBITS

Exhibit No.         Description
----------          -----------------------------------------------------------

10.1* Purchase and Sale Agreement (for Titanium Products) between The Boeing Company, acting through its division, Boeing Commercial Airplanes, and Titanium Metals Corporation (as amended and restated effective April 19, 2001), incorporated by reference to Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended on June 30, 2002.

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment.